Exhibit 5.1

Citigroup Inc. One Court Square, 45th Floor Long Island City, New York 11120

August 28, 2012

Citibank, N.A.

399 Park Avenue

New York, New York 10043

Re:	Registration Statement on Form S-3 for Citibank Credit Card Issuance Trust
Registration No. 333-171055

Ladies and Gentlemen:

I am an Associate General Counsel – Capital Markets of Citigroup Inc. and, in such capacity, I have acted as counsel to Citibank, N.A. in connection with the preparation and filing of a Registration Statement on Form S-3 (as the same may be amended from time to time, the “Registration Statement”) registering under the Securities Act of 1933, as amended (the “Act”), both a collateral certificate (the “Collateral Certificate”) representing an undivided interest in certain assets of Citibank Credit Card Master Trust I (the “Master Trust”) and series of notes (the “Notes”) to be issued from time to time by Citibank Credit Card Issuance Trust (the “Issuance Trust”) which will be secured by the Collateral Certificate.

The Collateral Certificate has been issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of May 29, 1991, as amended and restated as of October 5, 2001 and as further amended and restated as of August 9, 2011 (the “Pooling and Servicing Agreement”) between Citibank, N.A., as Seller and Servicer, and Deutsche Bank Trust Company Americas, as Trustee (the “Master Trust Trustee”), which is incorporated by reference as Exhibit 4.2 to the Registration Statement, and the related Amended and Restated Series 2000 Supplement dated as of September 26, 2000, as amended and restated as of August 9, 2011 to the Pooling and Servicing Agreement (the “Series Supplement”) between Citibank, N.A., as Seller and Servicer, and the Master Trust Trustee, which is incorporated by reference as Exhibit 4.3 to the Registration Statement. The Notes will be issued under an Amended and Restated Indenture dated as of September 26, 2000, as amended and restated August 9, 2011 (the “Indenture”) between the Issuance Trust and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture Trustee”), which is incorporated by reference as Exhibit 4.1 to the Registration Statement.

I have examined and am familiar with originals, or copies certified or otherwise identified to my satisfaction, of such corporate records, certificates or documents as I have deemed appropriate as a basis for the opinions expressed below. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Citibank, N.A.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Collateral Certificate is validly issued, fully paid and non-assessable, and entitled to the benefits provided by the Pooling and Servicing Agreement and the Series Supplement.

2. When the Notes have been duly executed, authenticated and delivered in accordance with the Indenture, and sold in the manner described in the Registration Statement, the Notes will be legally issued, fully paid, non-assessable and binding obligations of the Issuance Trust, and the holders of the Notes will be entitled to the benefits of the Indenture.

The foregoing opinions are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

I am admitted to the practice of law only in the State of New York and my opinion is limited to matters governed by the laws of the State of New York and Federal laws of the United States of America.

I consent to the use of this opinion in the Registration Statement and to the reference to my name in the Prospectus constituting a part of such Registration Statement under the heading “Legal Matters.” In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Alan R. Birnbaum

Alan R. Birnbaum